UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: November 19, 2002

COMMISSION FILE NO. 0-25842

PG&E Gas Transmission, Northwest Corporation
(Exact name of registrant as specified in its charter)

California	94-1512922
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1400 SW Fifth Avenue, Suite 900,	97201
Portland, OR	(Zip code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (503) 833-4000

Item 5.    Other Events

Rating Actions

On November 13, 2002, Moody’s Investors Service (Moody’s) announced its decision to downgrade the credit rating of PG&E Gas Transmission, Northwest Corporation’s (PG&E GTN) senior unsecured debt to B1 from Ba1. The PG&E GTN rating remains under review for possible downgrade.

Moody’s stated in its press release that its rating action reflects the disclosure by PG&E National Energy Group (PG&E NEG), PG&E GTN’s parent company, that PG&E NEG would not make certain interest and principal payments under its senior unsecured bonds and its unsecured bank credit facility. Moody’s stated that its review for possible downgrade for PG&E GTN reflects the potential adverse effects of a possible bankruptcy filing by PG&E NEG.

On November 14, 2002, Standard & Poor’s (S&P) announced its decision to downgrade the credit rating of PG&E GTN to CCC from BB-. The rating on PG&E GTN remains on CreditWatch with negative implications.

S&P stated that its rating action reflects the possibility that PG&E NEG may not be successful in resolving its financial difficulties outside of bankruptcy. S&P lowered PG&E GTN’s rating to reflect S&P’s maximum three-notch differential between the rating of a ring fenced entity and its ultimate parent. S&P noted that PG&E GTN’s stand-alone credit quality remains considerably stronger than the current rating would indicate.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

PG&E GAS TRANSMISSION, NORTHWEST CORPORATION

November 19, 2002	By:	/s/ JOHN R. COOPER
John R. Cooper Senior Vice President, Chief Financial Officer and Treasurer

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